RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series: Neuberger Berman Advisers Management
	Trust

2.	Name of Issuer:	 United Surgical Partners

3.	Date of Purchase:	4/11/2007

4.	Underwriter from whom purchased: Citigroup

5.	Affiliated Underwriter managing or participating in
	underwriting syndicate: 	Lehman

6.	Is a list of the underwriting syndicates members attached?
	Yes   X   	No   __

7.	Aggregate principal amount of purchase by all investment
	companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion
	and exercised such discretion with respect to the purchase:
	6,000,000

8.	Aggregate principal amount of offering:		240,000,000

9.	Purchase price (net of fees and expenses): 	100

10.	Date offering commenced: 	4/11/2007

11.	Offering price at close of first day on which any sales
	were made:	100

12.	Commission, spread or profit: ___2.00___%	$_____/share

13.	Have the following conditions been satisfied?	       Yes	No
	a.The securities are:

	part of an issue registered under the Securities
	Act of 1933 which is being offered to the public;

	part of an issue of Government Securities;

	Eligible Municipal Securities;

	sold in an Eligible Foreign Offering; or

	sold in an Eligible Rule 144A offering?			X


(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

	b.(1)The securities were purchased prior to the end
	  of the first day on which any sales were made, at a price that is not more than the price paid by each
	  other purchaser of securities in that offering or in
	  any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to
  	  existing security holders of the issuer); OR		X

	  (2)If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

	c.The underwriting was a firm commitment underwriting?	X


	d.The commission, spread or profit was reasonable and
	  fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with
	  comparable recent offerings)?				X

	e.The issuer of the securities, except for Eligible
	  Municipal Securities, and its predecessors have been in continuous operation for not less than three years.X

	f.(1)The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

	  (2)If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

	  (i)The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
	  144A(a)(1), plus					X

	  (ii)The principal amount of the offering of such class
	  in any concurrent pubic offering?			X

	g.(1)No affiliated underwriter of the Fund was a direct
	  or indirect participant in or beneficiary of the sale;
	  OR							X

	  (2)With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

	h.Information has or will be timely supplied to the
	  appropriate officer of the Fund for inclusion on SEC
	  Form NSAR and quarterly reports to the Board?	X



Approved:		Date:



RULE 10f3 COMPARABLES FORM


Name of Issue Purchased by Fund:  USPI 8.875 5/1/2017 CUSIP 913016AA9



		Comparison # 1	Comparison # 2	Comparison # 3
Security Name
(include cusip)	MENTOR 11.25 	USON FRN	SCI 7.625
		7/1/14, 	3/15/12   	10/18,
		CUSIP 63688RAA5	CUSIP 90342DAC3	cusip 817565bk9
Yield to
Maturity	11.25 @ 100 	9.79688 @ 98	7.625 at 100,
		+602 		6mo L+450	+304

Type of Offering
(e.g., registered,
144A)		144A w/ reg	144A w/ reg	144A w/ reg
		rights		rights		rights

Date offering
commenced	6/23/06		3/13/07		1/27/06

Offering Price
at Issue	100		98		100

Was an affiliate
managing or a
member of the
syndicate? (this
is not required
and it is
preferable that
the comparable not
include an
affiliate).	NO		 NO		YES

Spread ($) or
(%)		2.0		2.5		2.0

Note:  Minimum of two comparisons must be completed for each purchase.